FINANCING AGREEMENT

Dated: November 15, 2004

BETWEEN:

RIVAL TECHNOLOGIES INC.

Suite 200, 100 Park Royal, West Vancouver, British Columbia, V7T 1A2

Phone No. (604) 689-0584

Fax No. (604) 689-0585

(herein referred to as the ("Company")

Of the First Part

 AND:

ABERNATHY, MENDELSON & ASSOCIATES LTD., investment bankers with offices at Rue de L`Union 16, 1800 Vevey, Switzerland

(herein referred to as "AMA")

 Of the Second Part

WHEREAS:

  AMA has accepted an engagement to work for the Company in accordance with the terms and conditions of this Agreement.

THIS AGREEMENT WITNESSES that in consideration of the premises, mutual covenants and agreements herein contained, the parties agree as follows:

1.

Services:

AMA hereby agrees to arrange, facilitate and complete the Company’s financing in Europe of up to ten million (10,000,000) Reg S common shares.

2.

Compensation:

a)

AMA will receive forty seven percent (47%) of the net sale proceeds received by the Company’s Trustee on the sale of Reg S common shares during the term hereof;

b)

The Company shall deliver to AMA 250,000 Reg S common shares upon execution of this Agreement as a one time fee for committing to this financing.

3.

Term and Termination:

a)

The term of this Agreement commences on the date set out at the top of the first page hereof and continues for the period of one (1) year. The parties may extend the term by mutual consent in writing.

b)

Either party may terminate this Agreement at any time and for any reason upon providing the other party with thirty (30) days written notice of termination.  Such termination shall not affect any amount owing, obligation or liability existing or incurred prior to the date of such termination, including fees payable to the Consultant.

4.

General:

a)

This Agreement shall not be modified, amended, rescinded or waived, in whole or in part, except by written amendment signed by the parties hereto.

b)

Each of the parties acknowledges and confirms that he/she has been provided sufficient opportunity to obtain the recommended independent legal advice and understands the terms of, and its rights and obligations under this Agreement.

c)

Time is of the essence with respect to the performance of obligations in this Agreement.

d)

This Agreement shall inure to the benefit of and be binding on all of the parties hereto and their respective executors, administrators, successors and permitted assigns.

e)

This Agreement shall be construed and governed by the laws of Switzerland.

f)

The headings to the articles, paragraphs, parts or clauses of this Agreement and the table of contents are inserted for convenience only and shall not affect the construction hereof.

g)

The parties hereto acknowledge that they have carefully read this Agreement and understand and agree to be bound by all of the terms and conditions found herein.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

Rival Technologies Inc.                                                               Abernathy, Mendelson & Associates Ltd.

Per: Authorized Signatory                                                            Per: Authorized Signatory